Exhibit 1.2

EDUCATION REALTY TRUST, INC.

AMENDMENT NO. 1 TO THE

EQUITY DISTRIBUTION AGREEMENT

May 2, 2017

Merrill Lync	h, Pierce, Fenner & Smith Incorporated™
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement dated February 21, 2017, including the Schedules thereto (the “Equity Distribution Agreement”) by and among Education Realty Trust, Inc., a Maryland corporation (the “Company”), Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sales agent, forward seller and/or principal, and Bank of America, N.A., as forward purchaser (collectively, the “Parties”). On April 7, 2017, the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-217203) (the “New Registration Statement”), in respect of certain of the Company’s and the Operating Partnership’s securities, in anticipation of the expiration of the Company’s automatic shelf registration statement on Form S-3 (File No. 333-199988) (the “Expiring Registration Statement”). The Parties wish to amend the Equity Distribution Agreement through this Amendment No. 1 (this “Amendment”) to modify the definition of certain defined terms set forth in the Equity Distribution Agreement and used therein with effect on and after May 2, 2017 (the “Effective Date”). The Parties therefore hereby agree as follows:

1.       Amendment of the Equity Distribution Agreement.

(a)       On and after the Effective Date, the references to “Registration Statement” shall refer to the New Registration Statement that became effective automatically upon filing in accordance with Rule 462(e) of the Act, including the exhibits and any schedules thereto, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.

(b)       On and after the Effective Date, the references to: (i) “Basic Prospectus” shall refer to the prospectus dated April 7, 2017 filed as part of the New Registration Statement, as amended, in the form first furnished by the Company to the Manager for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the Time of Sale; (ii) “Prospectus Supplement” shall refer to the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Act, in the form first furnished by the Company to the Manager for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the Time of Sale; and (iii) “Prospectus” in the Equity Distribution Agreement shall refer to the Basic Prospectus together with the Prospectus Supplement.

Merrill Lync	h, Pierce, Fenner & Smith
Incorporated

Bank of America, N.A.

May 2, 2017

Page Two

(c)       Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Equity Distribution Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Basic Prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Equity Distribution Agreement.

2.       Governing Law. THIS AMENDMENT TO THE EQUITY DISTRIBUTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

3.       Counterparts. This Amendment may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Amendment may be delivered by any party by facsimile or other electronic transmission.

4.       Equity Distribution Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Equity Distribution Agreement shall remain in full force and effect. As amended hereby, the Equity Distribution Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Equity Distribution Agreement.

Merrill Lync	h, Pierce, Fenner & Smith
Incorporated

Bank of America, N.A.

May 2, 2017

Page Three

If the foregoing is in accordance with your understanding of our agreement, please sign and return the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of you.

Very truly yours,

EDUCATION REALTY TRUST, INC.

By:	/s/ Lindsey Mackie
Name: Lindsey Mackie
Title: Senior Vice President and Chief
Accounting Officer

EDUCATION REALTY OPERATING PARTNERSHIP, LP

By:	Education Realty OP GP, its general partner

By:	/s/ Lindsey Mackie
Name: Lindsey Mackie
Title: Senior Vice President and Chief
Accounting Officer

Merrill Lync	h, Pierce, Fenner & Smith
Incorporated

Bank of America, N.A.

May 2, 2017

Page Four

The foregoing Amendment No. 1 to the Equity Distribution Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNC	H, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ William Conkling
Name:	William Conkling
Title:	Managing Director, Investment Banking

BANK OF AMERICA, N.A.

By:	/s/ David Moran
Name:	David Moran
Title:	Managing Director